UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 16, 2006

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 15, 2006, Westmoreland Coal Company (the “Company”) concluded that it will restate the consolidated financial statements of the Company for the year ended December 31, 2005, to correct an error in the computation of its tax provision for such period and that it is continuing to conduct a review of its accounting for income taxes. The determination to restate and conduct the review of the accounting for income taxes was approved by the Company’s board of directors upon the recommendation of the Company’s management. The audit committee of the Company’s board of directors and the Company’s board of directors has discussed this matter with the Company’s independent registered public accounting firm, KPMG LLP.

The Company has determined that a $2.1 million provision for North Carolina state income taxes, which had been recorded in the third quarter of 2005, was inadvertently omitted from the full-year 2005 tax expense as reported in the 2005 Annual Report on Form 10-K. The error was identified as a result of a review by management of the income tax provision for the first quarter of 2006. As a result of the review completed to date and the identification of this error, the Company has extended its review of the Company’s accounting for income taxes to years dating back to 2001, including the adequacy of the valuation allowance for net deferred tax assets. Because the review is not yet complete, it is possible that other tax-related adjustments affecting 2005 and prior financial statements may be identified. Accordingly, the financial statements for the years ended December 31, 2005, 2004 and 2003 and the independent auditors’ report relating to such periods included in the Company’s 2005 Annual Report on Form 10-K and the related financial information included in that report, should no longer be relied upon.

The Company is working to complete its restatement, file an amendment to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and file its quarterly report on Form 10-Q for the quarter ended March 31, 2006 as promptly as possible.

As disclosed in its 2005 Annual Report on Form 10-K, 1) the Company concluded that its disclosure controls and procedures were not effective as of December 31, 2005, with respect to the recording, summarizing, processing and reporting, within the time frames specified by the Securities and Exchange Commission’s rules and forms, of information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934 and 2) the Company did not maintain effective internal control over financial reporting as set forth in Internal Control- Integrated Framework issued by the Committee of Sponsoring Organization of the Treadway Commission. The Company is currently evaluating the effect of the error described above on its disclosure controls and procedures and its internal control over financial reporting and will disclose its conclusions in its Quarterly Report on Form 10-Q for the period ended March 31, 2006 and in its amended Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: May 16, 2006	By: /s/ David J. Blair
David J. Blair
Chief Financial Officer
(A Duly Authorized Officer)